EMPLOYMENT AGREEMENT
                              --------------------

         This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into on June 8, 1999, by and between TEPUAL S.A., a corporation organized and existing under the laws of Chile and having its executive offices at General Ekdhal 159, Santiago, Chile ("Company"), a subsidiary of Bio-Aqua Systems, Inc. and GUILLERMO QUIROZ, ("Mr. Quiroz") whose address is General Ekdhal 159, Santiago, Chile^, but shall be effective as of the effective date of the initial public offering of the Bio-Aqua Systems, Inc.'s securities ("Effective Date") pursuant to a registration statement filed with the Securities and Exchange Commission on Form SB-2 ("IPO").

                               W I T N E S S T H:

         WHEREAS, Mr. Quiroz is currently serving as Chief Financial Officer and President of Tepual S.A. and

         WHEREAS, the Company desires to secure for itself the availability of Mr. Quiroz's services; and

         WHEREAS, for purposes of securing for the Company Mr. Quiroz's services, the Board of Directors of the Company ("Board") has approved and authorized the execution of this Agreement with Mr. Quiroz on the terms and conditions set forth herein; and

         WHEREAS, Mr. Quiroz upon the Effective Date is willing to make his services available to the Company on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Company and Mr. Quiroz hereby agree as follows:

         Section 1. Employment
                    ----------

         The Company hereby agrees to the employment of Mr. Quiroz and Mr. Quiroz hereby agrees to such employment during the period and upon the terms and conditions set forth in this Agreement.

         Section 2. Employment Period
                    -----------------

         Except as otherwise provided in this Agreement to the contrary, the terms and conditions of this Agreement shall be and remain in effect during the period of employment ("Employment Period") established under this Section 2. The Employment Period shall be for a term of two (2) years commencing on the Effective Date and shall automatically be extended for each successive year thereafter unless (i) the parties mutually agree in writing to alter or amend the terms of the Agreement; or (ii) one or both of the parties exercises their right, pursuant to this Agreement, to terminate this employment relationship. Upon the Effective Date, any prior employment agreement between the Company and Mr. Quiroz then in effect shall terminate and shall have no further force or effect.

         Section 3.  Duties
                     ------

         Mr. Quiroz shall serve as Chief Financial Officer, President and as a Director of the Company. Mr. Quiroz's responsibilities, duties and authority as Chief Financial Officer, President and a Director of the Company shall, subject to the direction of the Board and the By-laws of the Company, Chilean law or any applicable provision of the Florida Business Corporation Act ("Corporation Act"), be those commonly associated with such position and shall include, but shall not be limited to, the employment, general supervision and direction of all operating officers, the employment, general supervision and direction of the Company's personnel and planning for the Company's long-term needs and objectives. Mr. Quiroz shall be responsible for the general supervision and management of the business affairs of the Company, and, under authority given to him by the Board, shall execute documents in the name of the Company and do such other official acts on behalf of the Company as are appropriate and permitted by the By-laws of the Company. Mr. Quiroz shall serve as Chief Financial Officer and a Director of any and all subsidiaries hereafter created by the Company during the Employment Period without additional compensation therefor.

         Section 4.  Compensation
                     ------------

         (a) Base Salary. In consideration for the services rendered by Mr. Quiroz under this Agreement, the Company shall pay to Mr. Quiroz a salary at an annual rate equal to One Hundred Thousand Dollars ($100,000). The annual salary payable under this Section 4(a) shall be paid in approximately equal installments in accordance with the Company's customary payroll practices.

         (b) Bonuses. In addition to the salary provided under Section 4(a), Mr. Quiroz shall be entitled to receive a bonus ^(initially for the first year of this Agreement of up to $20,000), at the times and in the amounts and determined in such reasonable manner as may be prescribed by the Board from time to time.

         (c) Additional Annual Compensation. In addition to the salary provided under Section 4(a) and the Bonuses provided under Section 4(b), Mr. Quiroz shall be entitled to receive additional annual compensation of $7,500^ for automobile expenses.

         (d) ISAPRE. In addition to the compensation described in Sections 4(a),
(b) and (c) above, Mr. Quiroz shall also be entitled to receive social security benefits pursuant to Chilean law including without limitation, to the Institutions and Provisional Health (ISAPRE) and Administrators of Pension Funds
(AFP).

         Section 5.  Employee Benefit Plans and Programs
                     -----------------------------------

         (a) Mr. Quiroz shall be entitled to a minimum of two (2) weeks of paid vacation in each calendar year, all of which shall be deemed accrued, earned and available for use on the first day of the year.

         (b) Except as otherwise provided in this Agreement, Mr. Quiroz shall, during the Employment Period, be entitled to participate in and receive benefits under the Company's group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and such other employee benefit plans and programs, including, but not limited to, any pension plans, incentive compensation plans or programs (whether or not employee benefit plans or programs), and any stock option and appreciation rights plan, employee stock ownership plan and restricted stock plan, as may from time to time be maintained by, or cover executive and/or employees of, the Company, in accordance with the terms and conditions of such benefit plans and programs and compensation plans and programs and with the Company's customary practices.

         Section 6.  Termination.
                     -----------

         a. Termination Without Cause. Subject to the provisions of Section 6 and 7 of this Agreement, Mr. Quiroz's employment with the Company may be terminated by either party upon ninety (90) days prior written notice of the terminating party's intent to terminate Mr. Quiroz's employment with the Company.

         b. Termination by the Company for Cause.
            ------------------------------------

                  (1) Nothing herein shall prevent the Company from terminating Mr. Quiroz's employment immediately for "Cause," as hereinafter defined. Any rights and benefits Mr. Quiroz may have in respect of any compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

                  (2) "Cause" shall mean and include those actions or events specified below in subsections (A) through (G) to the extent the same occur, or the events constituting the same take place, subsequent to the date of execution of this Agreement: (A) Failing, neglecting or refusing to perform in any material respect any of Mr. Quiroz's duties hereunder at the time; (B) Committing or participating in an injurious act of fraud, gross neglect or embezzlement against the Company; (C) committing or participating in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company, monetarily or otherwise; (D) engaging in a criminal enterprise involving moral turpitude; (E) conviction of an act or acts constituting a felony under the laws of the United States or Chile or any state or province thereof; (F) the death of Mr. Quiroz; or (G) "disability" of Mr. Quiroz, as defined in Section 6(b)(4). No actions, events or circumstances occurring or taking place at any time prior to the date of this Agreement shall in any event constitute or provide any basis for any termination of this Agreement for Cause;

                  (3) Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to Mr. Quiroz a notice of termination stating that Mr. Quiroz committed one of the types of conduct set forth in Section 6(b)(2) of this Agreement and specifying the particulars thereof.

                  (4) For the purposes of this Agreement, Mr. Quiroz shall be deemed to have become disabled if, because of ill health, physical or mental disability or for other causes beyond Mr. Quiroz's control, Mr. Quiroz shall have been unable or shall have failed to perform his duties hereunder for a cumulative total of 180 days in any twelve-month period, or if he shall have been unable or shall have failed to perform his/her duties for sixty (60) or more consecutive days.

         Section 7.  Confidentiality Proprietary Information
                     ---------------------------------------

         (a) Unless he obtains the prior written consent of the Company (which consent shall not be unreasonably withheld), Mr. Quiroz shall keep confidential and shall refrain from using for the benefit of any person or entity other than the Company or any entity which is a subsidiary of the Company or of which the Company is a subsidiary, any material document or information obtained from the Company, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this Section 7 shall prevent Mr. Quiroz, with or without the Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

         (b) Mr. Quiroz acknowledges that during the course of his employment with the Company he may develop or otherwise acquire papers, files or other records involving or relating to confidential or secret processes, formulas, discoveries, inventions, machinery, plans, design information of any kind, devices, material, research, new product development, customers or customer lists. All such papers, files and other records shall be the exclusive property of the Company and shall, together with any and all copies thereof, be returned to the Company upon Mr Quiroz's termination of employment.

         Section 8.  Solicitation
                     ------------

         Mr. Quiroz hereby covenants and agrees that in the event of his termination of employment with the Company prior to the expiration of the Employment Period, for a period of one (1) year following his termination of employment with the Company (or, if less, the remaining unexpired Employment Period), he shall not, without the written consent of the Company, either directly or indirectly:

         (a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company (other than a member of Mr. Quiroz's family) or any subsidiary of the Company to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any entity that directly or indirectly competes with this Company in any market area in which it is then active;

         (b) provide any information, advice or recommendation with respect to any officer or employee of the Company (other than a member of Mr. Quiroz's Family) or any subsidiary of the Company to any entity engaged or to be engaged in the same or competing business with the Company that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any such officer or employee to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any entity that directly or indirectly competes with the Company in any market area in which it is then active; provided, however, that nothing in this Section 8(b) shall be construed as prohibiting Mr. Quiroz from serving as a reference if so requested by an officer or employee of the Company or subsidiary of the Company;

         (c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Company with which Mr. Quiroz has had substantial contact to terminate an existing business or commercial relationship with the Company.

         Section 9.  Indemnification and Attorneys' Fees
                     -----------------------------------

         The Company shall provide Mr. Quiroz with payment of legal fees and indemnification to the maximum extent permitted from time to time by the Corporation Act or other applicable laws or regulations. Mr. Quiroz shall continue to be covered by the Articles of Incorporation and/or the Bylaws of the Company with respect to matters occurring on or prior to the date of termination of Mr. Quiroz's employment with the Company, subject to Chilean law, any applicable provision of Florida and Federal law and the Articles of Incorporation and Bylaws of the Company then in effect. The Company shall indemnify and hold harmless Mr. Quiroz against reasonable costs, including, without limitation, legal fees and expenses, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved to defend or enforce the terms of this Agreement, without regard to whether Mr. Quiroz is the prevailing party in such action, suit or proceeding. Such reasonable expenses, including attorneys' fees that may be covered by the Articles of Incorporation and/or Bylaws of the Company shall be paid by the Company on a current basis in accordance with such provision, the Company's Articles of Incorporation and applicable law. To the extent that any such payments by the Company pursuant to the Company's Articles of Incorporation and/or Bylaws may be subject to repayment by Mr. Quiroz pursuant to the provisions of the Company's Articles of Incorporation or Bylaws, or pursuant to applicable law, such repayment shall be due and payable by Mr. Quiroz to the Company within twelve (12) months after the termination of all proceedings, if any, which relate to such repayment and to the Company's affairs for the period prior to the date of termination of Mr. Quiroz's employment with the Company and as to which Mr. Quiroz has been covered by such applicable provisions

         Section 10.  Excise Tax
                      ----------

         (a) If, in connection with the termination of Mr. Quiroz's employment, Mr. Quiroz shall be liable for the payment of an excise tax under Section 4999 of the Code with respect to any payment of money or property made by the Company, the Company shall pay to Mr. Quiroz an amount to indemnify Mr. Quiroz against such excise tax and against any additional income and excise taxes imposed on him as a result of such indemnification. With respect to any payment that is made to Mr. Quiroz under the terms of this Agreement in the year of his termination of employment and on which an excise tax under Section 4999 of the Code will be assessed, the payment determined under this Section 10(a) shall be made to Mr. Quiroz not later than thirty (30) days following his termination of employment. With respect to any payment made under the terms of this Agreement in any other year and on which an excise tax under Section 4999 of the Code will be assessed, the payment under this Section 10(a) shall be made to Mr. Quiroz not later than December 31st of the year in which the payment on which such excise tax will be assessed is made to Mr. Quiroz or, if earlier, the date on which such tax is required to be remitted to the Internal Revenue Service The payments made by the Company under this Section 10(a) shall be determined by the Company on the basis of advice from the firm of independent certified public accountants regularly retained by the Company to audit its books and shall be subject to subsequent adjustment as provided in Section 10(b).

         (b) In the event that Mr. Quiroz's liability for the excise tax under
Section 4999 of the Code for a taxable year is subsequently determined to be different than the amount paid for such year pursuant to Section 10(a), Mr. Rutman or the Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under Section 10(a), when increased by the amount of the payment made to Mr. Quiroz under this Section 10(b) by the Company, or when reduced by the amount of the payment made to the Company under this Section 10(b) by Mr. Quiroz, equals the amount finally determined to have been properly payable to Mr. Quiroz under Section 10(a). The interest paid under this Section 10(b) shall be determined at the rate provided under Section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to Mr. Quiroz under this Section 15, Mr. Quiroz shall furnish to the Company a copy of each tax return which reflects a liability for an excise tax payment under Section 4999 of the Code with respect to a payment made by the Company, at least twenty (20) days before the date on which such return is required to be filed with the Internal Revenue Service. If Mr. Quiroz fails to furnish any such return by the prescribed date, then (i) the Company's payment obligation hereunder shall be deferred until twenty (20) days after the date on which such return is actually furnished and (ii) the Company shall have no liability to indemnify Mr. Quiroz against any excess tax payment which the Company reasonably believes to have been made in error.

         Section 11.  Successors and Assigns; Survivorship
                      ------------------------------------

         This Agreement will inure to the benefit of and be binding upon Mr. Quiroz, his legal representatives, heirs and assigns, and the Company, its respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the respective assets and business of the Company may be sold or otherwise transferred.

         Section 12.  Waiver
                      ------

         Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

         Section 13.  Notices
                      -------

         Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

         If to Mr. Quiroz:

         Tepual S.A.
         General Ekdhal 159
         Santiago, Chile

         If to the Company:

         General Ekdhal 159
         ==================
         Santiago, Chile
         ===============
         Attention: Claudius Wolf
                    =============
         with copy to:

         Atlas, Pearlman, Trop & Borkson, P.A.
         200 East Las Olas Boulevard
         Suite 1900
         Fort Lauderdale, Florida 33301
         Attention: Brian Pearlman

         Section 14.  Severability
                      ------------

         A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

         Section 15.  Counterparts
                      ------------

         This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

         Section 16.  Governing Law
                      -------------

         This Agreement shall be governed by and construed and enforced in accordance with the laws of Chile, without reference to conflicts of law principles.

         Section 17.  Headings and Construction
                      -------------------------


         The headings of Sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any Section. Any reference to a Section number shall refer to a Section of this Agreement, unless otherwise stated.

         Section 18.  Survival
                      --------


         The rights and obligations of the Company and Mr. Quiroz under Sections 7, 8, 9 and 10 of this Agreement shall survive the termination or expiration of this Agreement, notwithstanding anything contained herein to the contrary.

         Section 19.  Equitable Remedies
                      ------------------

         The Company and Mr. Quiroz hereby stipulate that monetary damages shall be an inadequate remedy for violations of Sections 7, 8, 9 and 10 of this Agreement and agree that equitable remedies, including, without limitation, the remedies of specific performance and injunctive relief, shall be available with respect to the enforcement of such provisions.

         Section 20.  Entire Agreement, Modifications
                      -------------------------------

         This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.





         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and Mr. Quiroz has hereunto set his hand, all as of the day and year first above written.


                                                     /s/ Guillermo Quiroz
                                                     ---------------------------
                                                     Guillermo Quiroz


ATTEST:                                              TEPUAL S.A.


By: /s/ Claudius Wolf                                By: /s/ Max Rutman
   ----------------------------                         -----------------------
    Claudius Wolf                                    Name: Max Rutman
                                                          ---------------------
                                                     Title: CEO
                                                           --------------------